UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2004

CONSUMER DIRECT OF AMERICA

Nevada	000-32745	88-0471353

(State of Other Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 S. Sandhill Rd. Las Vegas, Nevada	89120

(Address of Principle Executive Offices)	(zip code)

Registrant’s telephone number, including area code: (702) 547-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7. FINANCIAL STATEMENTS, CSLLC PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
INDEX TO EXHIBITS
EXHIBIT 2.1
EXHIBIT 99.1

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On December 18, 2003 Consumer Direct of America Inc., a Nevada corporation (the “Registrant”), acquired certain stated assets and assumed certain stated liabilities of Consulting Services LLC., a Georgia corporation (“CSLLC”) through a stock exchange effected pursuant to an Asset Acquisition Agreement dated December 18, 2003 (the “Agreement”). Pursuant to the Agreement, CSLLC transferred to the Registrant the stated assets and stated liabilities of CSLLC and the Registrant issued to the two stockholders of CSLLC an aggregate of 4,764,427 shares of the common stock, par value $0.001, per share, of the Registrant. CSLLC has conducted its mortgage brokerage finance business under the name CSLLC Mortgage. The amount of consideration was determined by arms-length negotiations between the Registrant and the stockholders of CSLLC.

ITEM 7. FINANCIAL STATEMENTS, CSLLC PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) and (b) FINANCIAL STATEMENTS AND CSLLC PRO FORMA FINANCIAL INFORMATION

The Registrant is not required to file pro forma financial statements under this item but will include the assets and assumed liabilities in its regular reporting on Form 10Q-SB and 10K-SB as required.

(c) EXHIBITS (in accordance with Item 601 of Regulation S-K)

2.1 Asset Acquisition Agreement, dated December 18, 2003, among the Registrant and the stockholders of CSLLC Mortgage, Inc.

The Registrant agrees to furnish the schedules and exhibits to the Asset Acquisition Agreement supplementally to the Securities and Exchange Commission upon request; provided, however, that the Registrant reserves the right to seek confidential treatment for those schedules and exhibits which it deems confidential.

99.1 Press Release dated January 12, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

CONSUMER DIRECT OF AMERICA, INC.

Date: January 14, 2004	/s/ MICHAEL A. BARRON

Michael A. Barron Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT NAME

2.1	Asset Acquisition Agreement, dated December 18, 2003, among the Registrant and the stockholders of CSLLC Mortgage, Inc.

     The Registrant agrees to furnish the schedules and exhibits to the Asset Acquisition Agreement and Plan of Reorganization supplementally to the Securities and Exchange Commission upon request; provided, however, that the Registrant reserves the right to seek confidential treatment for those schedules and exhibits which it deems confidential.

99.1	Press Release dated January 12, 2004